UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 9, 2008

Date of Report (Date of earliest event reported)

MPC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

906 East Karcher Road, Nampa, ID 83687

(Address of principal executive offices)

(208) 893-3434

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

As previously disclosed in our 8-K filed May 14, 2008, the American Stock Exchange ("AMEX") notified us that we failed to satisfy a continued listing rule. Specifically, the notice from AMEX stated that we are not in compliance with Section 1003(a)(i) of the AMEX Company Guide in that we have stockholder's equity of less than $2 million and have sustained losses from continuing operations or net losses in two of our three most recent fiscal years. The AMEX notice required that by June 9, 2008, we submit a plan (the "Plan") advising AMEX of the action we have taken, or will take, that would bring us into compliance with the listing standards by November 9, 2009 (the "Plan Period").

On June 9, 2008, we submitted the Plan to AMEX as required. AMEX has not yet responded to the Plan, and there is no assurance that the Plan will be accepted. If the Plan is accepted, we may be able to continue listing during the Plan Period, during which time we would be subject to periodic review to determine whether we are making progress consistent with the Plan. If the Plan is not accepted or if we do not make progress consistent with the Plan, AMEX will initiate delisting procedures as appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPC CORPORATION

Date: June 13, 2008	By: /s/ Curtis Akey Curtis Akey Vice President & Chief Financial Officer